EXHIBIT A
                            JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto, and any filing on Schedule 13D relating to the same investment) with respect to the shares of common stock, par value $0.001 per share, of Active Power, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.


Dated:  February 13, 2002.


RHO CAPITAL PARTNERS, INC.

    By: /s/ Joshua Ruch
    --------------------------
    Name: Joshua Ruch
    Title: President



JOSHUA RUCH

/s/ Joshua Ruch
--------------------------
Name: Joshua Ruch


HABIB KAIROUZ

/s/ Habib Kairouz
--------------------------
Name: Habib Kairouz


MARK LESCHLY

/s/ Mark Leschly
--------------------------
Name: Mark Leschly